UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        March 26, 2003

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12332	95-2492236
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2801 Highway 280 South
Birmingham, Alabama 35223
(Address of principal executive offices and zip code)

(205) 268 1000
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Item 5.        Other Events.

        On March 26, 2003, Protective Life Corporation (the ”Company”) issued a press release with respect to a disclosure in its recently filed Form 10-K. This press release is included as Exhibit 99 to this Current Report and incorporated by reference herein.

        The Company also notes that the disclosure of this matter in the fourth paragraph under the caption ”Other Developments” contained in Exhibit 13 of its Annual Report on Form 10-K contains a typographical error. In the fourth sentence of the disclosure, the year 2000 was referenced when the correct reference should have been 2002. Both the Company's 2002 Annual Report to Share Owners that is being mailed to investors and the attached press release have the correct date. The Company's 2002 Annual Report to Share Owners is available through the Internet from the Company's Worldwide Web site (www.protective.com).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION
By/s/ Jerry W. DeFoor
Jerry W. DeFoor
Vice President and Controller

Dated: March 26, 2003

Exhibit Index

Exhibit Number	Description	Page Number
99.	Press Release Dated March 26, 2003	4

Exhibit 99

[PROTECTIVE LETTERHEAD]
Protective Life Corporation
Post Office Box 2606
Birmingham, AL 35202
205-268-1000

FOR IMMEDIATE RELEASE

PROTECTIVE COMMENTS ON DISCLOSURE

BIRMINGHAM, Alabama (March 26, 2003) Protective Life Corporation (NYSE:PL) announced today that it is aware of reports that refer to a disclosure in its Form 10-K that was filed yesterday, and that these reports may be impacting the trading of its common stock. The disclosure relates to a routine SEC review of a filing made by the Company’s principal subsidiary. The referenced disclosure follows:

“In connection with a review of a Registration Statement a Company subsidiary filed with the Securities and Exchange Commission (SEC), the staff of the SEC has commented on several matters included in the Annual Report on Form 10-K of the Company’s principal subsidiary for the year ended December 31, 2001. The comments include a request for information concerning certain below investment grade securities having unrealized losses and the Company’s determination that these securities did not have other than temporary impairments. The Company believes that its process to determine that the securities did not have an other than temporary impairment is consistent with the relevant accounting literature. The aggregate amount of the unrealized losses related to these securities was approximately $41.7 million and $34.3 million for the years ended December 31, 2001 and 2002, respectively. Unrealized losses associated with temporary impairments, net of income tax, are recognized as an adjustment to share-owners’ equity through accumulated other comprehensive income. Unrealized losses deemed to be other than temporary impairments are recognized in the Company’s net income as realized investment losses, net of income tax. The Company is continuing to discuss these issues with the staff of the SEC, and no final determinations will be made until the conclusion of those discussions.”

The Company believes that the referenced comment relating to the process of determining other than temporary impairments reflects the SEC’s interest in this subject on an industry-wide basis. As noted in the disclosure, the Company believes that its process to determine that the securities did not have an other than temporary impairment is consistent with the relevant accounting literature, and that the Company is continuing to discuss these matters with the SEC, and that no final determinations have been made.

CONTACT:

Sheri Cook
Vice President, Corporate Finance/Investor Relations
(205) 868-3773